                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)

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                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                   March 2, 2009

Dear Variable Annuity and Variable Life Contract Owners:

          Enclosed is the Information Statement of John Hancock Trust ("JHT") regarding the appointment of Dimensional Fund Advisors LP ("DFA") as a new subadviser for a portion of the assets of the Small Cap Opportunities Trust (the "Fund"), a separate series or fund of JHT. The Fund continues to have two subadvisers, and Invesco Aim Capital Management, Inc. continues to act as the subadviser for the remaining assets of the Fund. This subadviser change became effective on December 19, 2008.

          Although you are not a shareholder of JHT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) ("JHLICO (U.S.A.)"), John Hancock Life Insurance Company of New York ("JHLICO New York"), John Hancock Life Insurance Company ("JHLICO") or John Hancock Variable Life Insurance Company ("JHVLICO") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of one of the funds of JHT. Certain of these subaccounts invest in shares of the Fund.

          The new subadvisory agreement with DFA has not resulted in any increase in the advisory or subadvisory fee rates for the Fund or any reduction in the level or quality of subadvisory services provided to the Fund.

          PLEASE NOTE THAT JHT IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF, AND IS NOT ASKING THAT YOU GIVE VOTING INSTRUCTIONS WITH RESPECT TO, THE NEW SUBADVISORY AGREEMENT. The enclosed Information Statement, provides information about DFA and the new subadvisory agreement.

          If you have any questions regarding the Information Statement, please call one of the following numbers:

--For JHLICO (U.S.A.) variable annuity contracts:   (800) 344-1029
--For JHLICO (U.S.A.) variable life contracts:      (800) 827-4546
--For JHLICO New York variable annuity contracts:   (800) 551-2078
--For JHLICO New York variable life contracts:      (888) 267-7784
--For JHLICO and JHVLICO contracts:                 (800) 576-2227

                                        Sincerely,


                                        /s/ THOMAS KINZLER
                                        Thomas Kinzler
                                        Secretary
                                        John Hancock Trust

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                      FOR THE SMALL CAP OPPORTUNITIES TRUST

                                   ----------

                                  INTRODUCTION

          This Information Statement provides notice of and information regarding a new subadvisory agreement for the Small Cap Opportunities Trust (sometimes referred to as the "Fund"), one of the separate series or funds of John Hancock Trust ("JHT"). It is first being mailed to shareholders of the Fund on or about March 2, 2009.

          JHT. JHT is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). JHT currently offers 125 separate series or funds (the "Funds"). Shares of the Funds are sold principally to separate accounts of insurance companies as the underlying investment media for variable annuity and variable life insurance contracts issued by such companies.

          THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for JHT and most of the Funds, including the Small Cap Opportunities Trust. Pursuant to an investment advisory agreement with JHT, the Adviser administers the business and affairs of JHT and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and the subadvisers named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

          THE DISTRIBUTOR. John Hancock Distributors, LLC ("JH Distributors") serves as JHT's distributor.

          The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

          Pursuant to an order from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser that is affiliated with the Adviser for purposes of the SEC order, JHT IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

          ANNUAL AND SEMI-ANNUAL REPORTS. JHT will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call JHT at 1-800-225-5291 or, if you own a John Hancock Annuity, please call 1-800-344-1029 for assistance. You may also write to JHT at 601 Congress Street, Boston, MA 02110-2805.

                            NEW SUBADVISORY AGREEMENT
                      FOR THE SMALL CAP OPPORTUNITIES TRUST

                                   BACKGROUND

          The Small Cap Opportunities Trust employs a multi-manager approach. Prior to December 19, 2008, the Fund had two subadvisers: Munder Capital Management ("Munder") and Invesco Aim Capital Management, Inc. ("Invesco AIM").

          At its meeting held on December 17-19, 2008, the Board of Trustees of JHT (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of JHT or the Adviser (the "Independent Trustees"), voted to accept the resignation of Munder as a subadviser to the Fund and to approve a new subadvisory agreement appointing Dimensional Fund Advisors LP ("DFA") as the new subadviser for the portion of the Fund's assets previously managed by Munder. The new subadvisory agreement with DFA became effective, and the prior subadvisory agreement with Munder terminated, on December 19, 2008. Invesco AIM continues to act as the subadviser for its portion of the assets of the Fund. Each of Invesco AIM and DFA is responsible for managing approximately one half of the Fund's assets (the actual percentage managed by each subadviser varies because the Fund's assets are not rebalanced daily).

          This subadviser change has not resulted in any increase in the advisory or subadvisory fee rates for the Fund or any reduction in the level or quality of subadvisory services provided to the Fund.

          The new subadvisory agreement with DFA is dated December 19, 2008. The prior subadvisory agreement with Munder, dated December 29, 2006, as amended, was most recently approved by the Board (including a majority of the Independent Trustees) on June 27, 2008, in connection with its annual review and continuance of such agreements. The subadvisory agreement with Munder was approved by the Fund's initial shareholder on May 1, 2003, in connection with the organization of the Fund.

                                       DFA

          DFA was organized in May 1981 as "Dimensional Fund Advisors, Inc.," a Delaware corporation, and in November 2006, it converted its legal name and organizational form to "Dimensional Fund Advisors LP," a Delaware limited partnership. DFA is engaged in the business of providing investment management services. DFA is located at 1299 Ocean Avenue, Santa Monica, CA 90401. Since its organization, DFA has provided investment management services primarily to institutional investors and mutual funds.

          DFA currently serves as subadviser to three other JHT Funds and four funds of John Hancock Funds II ("JHF II"), another mutual fund in the John Hancock fund family. These are the JHT Disciplined Diversification Trust, Emerging Markets Value Trust and International Small Company Trust and the JHF II Disciplined Diversification Fund, Emerging Markets Value Fund, International Small Company Fund and Small Cap Opportunities Fund.

          For information about the executive officers and directors of DFA and funds comparable to the Fund that are managed by DFA, see "Additional Information About DFA" below.

                            NEW SUBADVISORY AGREEMENT

          Under the new subadvisory agreement with DFA, as under the prior subadvisory agreement with Munder, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

          The terms of the new and prior subadvisory agreements are substantially the same and are more fully described below under "Description of New and Prior Subadvisory Agreements."

          COMPENSATION. As compensation for their respective services under the new and prior subadvisory agreements, DFA is paid, and Munder was paid, a subadvisory fee by the Adviser with respect to the Fund. Under each such agreement, the fee, which is accrued daily and paid monthly, is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. This annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. As indicated in the note to the table below, "Aggregate Net Assets" may include, in addition to the net assets of the Fund, the net assets of one or more other Funds of JHT or funds of JHF II. UNDER BOTH SUBADVISORY AGREEMENTS, THE SUBADVISORY FEE IS PAID BY THE ADVISER AND IS NOT AN ADDITIONAL CHARGE TO THE FUND.

          The following table sets forth the annual percentage rates of the subadvisory fees for the Fund under the prior and new subadvisory agreements. As indicated, the rates are lower under the new subadvisory agreement.

                SUBADVISORY FEES - SMALL CAP OPPORTUNITIES TRUST
                   (Rates Applied to Aggregate Net Assets) (1)

PRIOR SUBADVISORY AGREEMENT

0.55% of the first $250 million;
0.50% of the next $250 million;
0.45% of the next $500 million; and
0.40% of the excess over $1 billion.

NEW SUBADVISORY AGREEMENT

0.40% of the first $100 million; and
0.35% of the excess over $100 million.

----------
(1) Aggregate Net Assets under the new and prior subadvisory agreements include the net assets of the portion of the Fund managed by the subadviser, and the net assets of the portion of the JHF II Small Cap Opportunities Fund managed by the same subadviser (but only for the period during which the same subadviser manages both funds). As of December 31, 2008, the Fund had net assets of approximately $144,897,538, and the JHF II Small Cap Opportunities Fund had net assets of approximately $99,786,655.

          The prior subadvisory agreement fee rates set forth in the above table became effective on June 27, 2008. For the fiscal year ended December 31, 2008, JHIMS paid Munder a subadvisory fee with respect to the Fund of $1,012,155. Had the prior subadvisory agreement fee rates set forth in the above table been in effect for the entire fiscal year (through December 19, 2008), the subadvisory fee paid to Munder would have been $1,531,108. If the new subadvisory agreement with DFA had been in effect for that same period, the subadvisory fee paid to DFA would have been $689,810, a decrease of $322,345 (32%).

          The decrease in subadvisory fee rates for the portion of the net assets of the Fund managed by DFA will not result in any increase in the net advisory fee for the Fund retained by the Adviser. Although there will be no corresponding decrease in advisory fee rates for the Fund, the Adviser has agreed, effective December 19, 2009, to cap the advisory fee for the Fund at an amount that will maintain the same spread between the advisory and subadvisory fees for the Fund under both the new and prior subadvisory agreements. This advisory fee cap may be terminated only with the consent of the Board.

                       CHANGE IN NON-FUNDAMENTAL POLICIES

          In connection with the addition of DFA as a subadviser to the Fund and to reflect its management style, the Board approved changes to the non-fundamental policies of the Fund with respect to the portion of the assets to be subadvised by DFA. The chart below compares the respective management styles of Munder as prior subadviser and DFA as current subadviser.

                          MUNDER                                                      DFA
                          ------                                                      ---
Munder will manage its portion of the Fund's assets (the     DFA will manage its portion of the Fund's assets
"Munder Subadvised Assets") as follows:                      (the "DFA Subadvised Assets") as follows:

                          MUNDER                                                      DFA
                          ------                                                      ---
Under normal market conditions, Munder invests at least      DFA generally will invest the DFA Subadvised Assets
80% of the net Munder Subadvised Assets (plus any            in a broad and diverse group of readily marketable
borrowings for investment purposes) in equity securities     common stocks of small and mid cap companies traded
of small-capitalization companies. Small-capitalization      on a principal U.S. exchange or on the
companies are those companies with market capitalizations,   over-the-counter market that DFA determines to be
at the time of investment, within the range of the           value stocks at the time of purchase.  Securities
companies in the Russell 2000 Index.                         are considered value stocks primarily because a
                                                             company's shares have a high book value in relation
Munder attempts to provide potentially higher returns than   to their market value (a "book to market ratio").
a fund that invests primarily in larger, more established    In assessing value, DFA may consider additional
companies. Since small companies are generally not as well   factors, such as price to cash flow or price to
known to investors or have less of an investor following     earnings ratios, as well as economic conditions and
than larger companies, they may provide higher returns due   developments in the issuer's industry.  The criteria
to inefficiencies in the marketplace.                        DFA uses for assessing value are subject to change
                                                             from time to time. As of the date of this
Munder will usually invest the Munder Subadvised Assets in   Prospectus, DFA considers for investment companies
equity securities of domestic and foreign companies that     whose market capitalizations are generally smaller
Munder believes can be purchased at a price significantly    than the 500th largest U.S. company. DFA uses a
below their inherent value. A company's equity securities    market capitalization weighted approach in weighing
may be undervalued because the company is temporarily        portfolio securities. See "Market Capitalization
overlooked or out of favor due to general economic           Weighted Approach" below. DFA does not intend to
conditions, a market decline, industry conditions or         purchase or sell securities based on the prospects
developments affecting the particular company.               for the economy, the securities markets or the
                                                             individual issuers whose shares are eligible for
In addition to valuation, Munder considers these factors,    purchase.
among others, in choosing companies:
                                                             DFA may sell portfolio securities when the issuer's
-- a high level of profitability;                            market capitalization increases to a level that
                                                             substantially exceeds that of the issuer with the
-- solid management;                                         largest market capitalization that is then eligible
                                                             for investment by the DFA Subadvised Assets.  In
-- a strong, competitive market position; or                 addition, DFA may sell portfolio securities when
                                                             their book to market ratios fall below those of the
-- management interests that are aligned with shareholder    security with the lowest such ratio that is then
   interests.                                                eligible for purchase by the DFA Subadvised Assets.
                                                             However, DFA anticipates generally to retain
Munder may, but is not required to, use various hedging      securities of issuers with relatively smaller market
and derivatives investment strategies when managing the      capitalizations for longer periods, despite any
Munder Subadvised Assets. Munder may, when managing the      decrease in the issuers' book to market ratios.
Munder Subadvised Assets, write covered call options. Even
though the Fund will receive the option premium to help      The total market capitalization ranges, and the
protect it against loss, a call option sold by the Fund      value criteria used by DFA for the DFA Subadvised
will expose the Fund during the term of the option to        Assets, as described above, generally apply at the
possible loss of opportunity to sell the underlying          time of purchase. DFA will not be required to
security or instrument with a gain.                          dispose of a security if the security's issuer is no
                                                             longer within the total market capitalization range
Munder may invest the Munder Subadvised Assets in ETFs to    or does not meet current value criteria. Similarly,
manage cash and may invest in other investment companies.    DFA is not required to sell a security even if the
For purposes of the Fund, ETFs are considered securities     decline in the market capitalization reflects a
with a market capitalization equal to the weighted average   serious financial difficulty or potential or actual
market capitalization of the basket of securities            insolvency of the company. Securities that do meet
comprising the ETF. Munder may invest the Munder             the market capitalization and/or value criteria
Subadvised Assets in equity securities of larger             nevertheless may be sold at any time when, in DFA's
capitalization companies in addition to                      judgment, circumstances warrant their sale.
small-capitalization companies. Munder may invest up to
15% of the Munder Subadvised Assets in real

                          MUNDER                                                      DFA
                          ------                                                      ---
estate investment trusts ("REITS").                          DFA may use derivatives, such as futures contracts
                                                             and options on futures contracts, to gain market
Munder's investments of the Munder Subadvised Assets in      exposure on uninvested cash pending investment in
foreign securities may include direct investments in         securities or to maintain liquidity to pay
non-U.S. dollar denominated securities traded outside of     redemptions. DFA may enter into futures contracts
the U.S. and U.S. dollar denominated securities traded in    and options on futures contracts for U.S. equity
the U.S. as well as indirect investments, such as            securities and indices. DFA may also invest in ETFs
depositary receipts.                                         and similarly structured pooled investments for the
                                                             purpose of gaining exposure to the U.S. equity
                                                             markets while maintaining liquidity.

                                                             Market Capitalization Weighted Approach.  The
                                                             strategy used by DFA in managing the DFA Subadvised
                                                             Assets involves market capitalization weighting in
                                                             determining individual security weights. Market
                                                             capitalization weighting means each security is
                                                             generally purchased based on the issuer's relative
                                                             market capitalization. Market capitalization
                                                             weighting will be adjusted by DFA for a variety of
                                                             factors. Additionally, DFA may consider such factors
                                                             as free float, momentum, trading strategies,
                                                             liquidity management and other factors determined to
                                                             be appropriate by DFA given market conditions. DFA
                                                             may deviate from market capitalization weighting to
                                                             limit or fix the exposure of the DFA Subadvised
                                                             Assets to a particular issuer to a maximum
                                                             proportion of the assets of the DFA Subadvised
                                                             Assets. DFA may exclude the stock of a company that
                                                             meets applicable market capitalization criterion if
                                                             DFA determines that the purchase of such security is
                                                             inappropriate in light of other conditions. These
                                                             adjustments will result in a deviation from
                                                             traditional market capitalization weighting. A more
                                                             complete description of the Market Capitalization
                                                             Weighted Approach is set forth in the SAI.

                BOARD EVALUATION OF THE NEW SUBADVISORY AGREEMENT

          The Board, including the Independent Trustees, is responsible for selecting JHT's investment adviser, approving the Adviser's selection of Fund subadvisers and approving the Funds' advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates JHT's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for JHT and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to each Fund:

     1. the nature, extent and quality of the services to be provided by the Adviser to JHT and by the subadviser to the Fund;

     2.   the investment performance of the Fund and its subadviser;

     3. the extent to which economies of scale would be realized as a Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders of the Fund;

     4. the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser's relationship with JHT; and

     5. comparative services rendered and comparative advisory and subadvisory fee rates.

          The Board believes that information relating to all these factors is relevant to its evaluation of JHT's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of JHT's "manager-of-managers" advisory structure, the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with JHT, generally, are not a material factor in the Board's consideration of these subadvisory agreements because fees are paid to these subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

          In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of JHT, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

          In making its determination with respect to the factors that it considers, the Board reviewed:

     1. information relating to the subadviser's current subadvisory services to the JHT (and other funds in the John Hancock family of funds);

     2. the performance of the Fund and the performance of other funds managed by the subadviser with similar investment policies;

     3.   the subadvisory fee for the Fund, including any breakpoints; and

     4. information relating to the nature and scope of Material Relationships and their significance to the Adviser and the subadviser.

          Particular considerations of the Board in approving the new subadvisory agreement with DFA for the Small Cap Opportunities Trust at the December 17-19, 2008 Board meeting included the following:

     1. DFA is currently the subadviser to three other JHT Funds and four JHF II funds, and the Board is generally satisfied with the performance of these other funds; DFA has demonstrated skills as a manager and may be expected to provide a high quality of investment management services and personnel to the Small Cap Opportunities Trust;

     2. The DFA U.S. Targeted Value Portfolio, a fund managed by DFA in a style similar to that of the Small Cap Opportunities Trust, has, with respect to periods ended September 30, 2008: (i) outperformed its peer group average and benchmark index over the five-year period; (ii) outperformed its peer group average and underperformed its benchmark index over the three-year period; and (iii) underperformed its peer group average and benchmark index over the one-year period; and

     3. The subadvisory fee rates with respect to the Small Cap Opportunities Trust under the new subadvisory agreement are: (i) the product of arms-length negotiation between the Adviser and DFA; (ii) within industry norms, although higher than the peer group median for the Fund; and (iii) lower than the subadvisory fee rates under the prior subadvisory agreement with Munder. Moreover, the subadvisory fees are paid by the Adviser and not by the Small Cap Opportunities Trust.

                        ADDITIONAL INFORMATION ABOUT DFA

          MANAGEMENT OF DFA. The names and principal occupations of the directors and principal executive officers of DFA are set forth below. The address for each such person is 1299 Ocean Avenue, Santa Monica, CA 90401. Dimensional Fund Advisors LP, Dimensional Holdings Inc., DFA Securities Inc., DFA Dimensional Investment Group Inc., The DFA Investment Trust Company and Dimensional Emerging Markets Value Fund Inc. are collectively referred below as the "DFA Entities."

NAME                     POSITION WITH DFA AND PRINCIPAL OCCUPATION
----------------------   ------------------------------------------------------------------------------
David G. Booth           Chairman, Director/Trustee, President, Chief Executive Officer and, formerly,
                         Chief Investment Officer (2003 to March 30, 2007) of the following companies:
                         Dimensional Fund Advisors LP, DFA Securities Inc., Dimensional Emerging
                         Markets Value Fund Inc., DFA Investment Dimensions Group Inc., Dimensional
                         Investment Group Inc. and The DFA Investment Trust Company. Chairman,
                         Director, President, Chief Executive Officer, and Chief Investment Officer of
                         Dimensional Holdings Inc. Director of Dimensional Fund Advisors Ltd. and
                         formerly, Chief Investment Officer. Director, President and Chief Investment
                         Officer (beginning in 2003) of DFA Australia Limited. Member of the
                         Investment Committee of Dimensional Fund Advisors LP.

David P. Butler          Vice President of all the DFA Entities. Director of US Financial Services of
                         Dimensional Fund Advisors LP (since January 2005).

Stephen A. Clark         Vice President of all the DFA Entities. Senior Portfolio Manager and Chair of
                         the Investment Committee of Dimensional Fund Advisors LP.

Christopher S. Crossan   Vice President and Chief Compliance Officer of all the DFA Entities.

Robert T. Deere          Vice President of all the DFA Entities and DFA Australia Limited. Senior
                         Portfolio Manager and member of the Investment Committee of Dimensional Fund
                         Advisors LP.

Henry F. Gray            Vice President of all the DFA Entities. Prior to July 2000, Portfolio Manager
                         of Dimensional Fund Advisors LP. Member of the Investment Committee of
                         Dimensional Fund Advisors LP.

Darla Hastings           Vice President of all the DFA Entities. Chief Marketing Officer of Dimensional
                         Fund Advisors LP.

Patrick M. Keating       Vice President of all the DFA Entities and Chief Operating Officer of
                         Dimensional Fund Advisors LP. Director, Vice President, and Chief Privacy
                         Officer of Dimensional Fund Advisors Canada Inc. Director of DFA Australia
                         Limited.

Aaron M. Marcus          Vice President and Head of Global Human Resources of Dimensional Fund Advisors
                         LP.

David R. Martin          Vice President, Chief Financial Officer and Treasurer of Dimensional Fund
                         Advisors LP. Director, Vice President, Chief Financial Officer and Treasurer
                         of Dimensional Fund Advisors Ltd. and DFA Australia Limited. Chief Financial
                         Officer, Treasurer, and Vice President of Dimensional Fund Advisors Canada
                         Inc. Director of Dimensional Funds PLC and Dimensional Funds II PLC.

Catherine L. Newell      Vice President and Secretary of all the DFA Entities. Vice President and
                         Assistant Secretary of DFA Australia Limited. Director, Vice President and
                         Secretary of Dimensional Fund Advisors Ltd. (since February 2002, April 1997, and May 2002, respectively). Vice President and Secretary of Dimensional Fund
                         Advisors Canada Inc. Director of Dimensional Funds PLC and Dimensional Funds
                         II PLC (since 2002 and 2006, respectively).

David A. Plecha          Vice President of all the DFA Entities, DFA Australia Limited and Dimensional
                         Fund Advisors Ltd. Senior Portfolio Manager and member of the Investment

NAME                     POSITION WITH DFA AND PRINCIPAL OCCUPATION
----------------------   ------------------------------------------------------------------------------
                         Committee of Dimensional Fund Advisors LP.

Eduardo A. Repetto       Chief Investment Officer (beginning March 2007) and Vice President of all the
                         DFA Entities, DFA Australia Limited and Dimensional Fund Advisors Canada Inc.
                         Member of the Investment Committee of Dimensional Fund Advisors LP.

David E. Schneider       Vice President of all the DFA Entities. Director of Institutional Services.

Karen E. Umland          Vice President of all the DFA Entities, DFA Australia Limited, Dimensional
                         Fund Advisors Ltd., and Dimensional Fund Advisors Canada Inc. Senior
                         Portfolio Manager and member of the Investment Committee of Dimensional Fund
                         Advisors LP.

Daniel M. Wheeler        Vice President of all the DFA Entities. Prior to 2001 and currently, Director of Global Financial Advisor Services of Dimensional Fund Advisors LP. Director
                         of Dimensional Fund Advisors Ltd. (since October 2003) and President of
                         Dimensional Fund Advisors Canada Inc. (since June 2003).

Paul E. Wise             Vice President of all the DFA Entities. Chief Technology Officer for
                         Dimensional Fund Advisors LP (since 2004).

          OTHER INVESTMENT COMPANIES ADVISED OR SUBADVISED BY DFA. DFA currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Small Cap Opportunities Trust. The table below also states the approximate size of each such fund as of November 30, 2008, the current advisory or subadvisory fee rate for each fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

                                                                                           FEE WAIVER
                                     NET ASSETS                 ADVISORY OR               OR EXPENSE
FUND                               AS OF 11/30/08          SUBADVISORY FEE RATE          REIMBURSEMENT
--------------------------------   --------------     ---------------------------------  -------------
JHF II Small Cap Opportunities     $   99,786,655(1)  0.40% for the first $100 million;       N/A
Fund (2)                                              and 0.35% of the excess over $100
                                                      million (3)

U.S. Targeted Value Portfolio of   $  820,997,808                   0.35%                     (4)
DFA Investment Dimensions Group
Inc.

Tax-Managed U.S. Targeted Value    $1,365,645,968                   0.42%                     N/A
Portfolio of DFA Investment
Dimensions Group Inc.

VA U.S. Targeted Value Portfolio   $   60,574,578                   0.35%                     N/A
of DFA Investment Dimensions
Group Inc.

Nationwide U.S. Small Cap Value    $   21,573,409                   0.45%                     N/A
Fund of Nationwide Mutual Funds

----------
(1)  The net assets of this fund are as of December 31, 2008.

(2)  DFA became a subadviser effective December 19, 2008.

(3) The subadvisory fee is determined on the basis of Aggregate Net Assets in the same manner as for the JHT Small Cap Opportunities Trust. The term Aggregate Net Assets includes the net assets of the Small Cap Opportunities Trust and the JHF II Small Cap Opportunities Fund that are subadvised by DFA.

(4) Pursuant to the Fee Waiver and Expense Assumption Agreement for the U.S. Targeted Value Portfolio, DFA has agreed to waive its administration fee and to assume the Portfolio's direct and indirect expenses to the extent necessary to limit the expenses of the Portfolio to 0.50% as a percentage of average net assets on an annualized basis. At any time that the annualized expenses of the Portfolio are less than 0.50% on an annualized basis, DFA retains the right to seek reimbursement for any fees previously waived and/or expenses previously assumed to the extent that such reimbursement will not cause the Portfolio's annualized expenses to exceed 0.50% of average net assets. The Portfolio is not obligated to reimburse DFA for fees previously waived or expenses previously assumed by DFA more than thirty-six months before the date of such reimbursement.

               DESCRIPTION OF NEW AND PRIOR SUBADVISORY AGREEMENTS

          The terms of the prior subadvisory agreement with Munder and the new subadvisory agreement with DFA are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser."

          DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

          BROKERAGE TRANSACTIONS. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers, and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser.

          BOOKS AND RECORDS. The subadviser maintains all accounts, books and record with respect to the Fund as are required of an investment adviser of a registered investment company under the 1940 Act and the Advisers Act.

          TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either (a) by the Board or (b) by the vote of a majority of the outstanding voting securities of the Fund. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

          Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the agreement or (b) all of the JHT Funds.

          If the outstanding voting securities of a Fund fail to approve any continuance of a subadvisory agreement for the Fund, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

          TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to JHT. The following parties or others may terminate the agreement:

          -    the Board;

          - the holders of a majority of the outstanding voting securities of the Fund;

          -    the Adviser; and

          -    the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

          AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by of a majority of the Independent Trustees of JHT. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other JHT Fund affected by the amendment; or (b) all of the JHT Funds.

          Pursuant to an order from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers that are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. JHT is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

          LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or JHT for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

          CONSULTATION WITH SUBADVISERS TO THE PORTFOLIOS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Portfolio in securities or other assets: (a) other subadvisers to the Portfolio,
(b) subadvisers to other Portfolios, and (c) subadvisers to portfolios under common control with the Portfolio.

          PROXY VOTING. The subadviser agrees to vote all proxies received in connection with securities held by the Portfolio in accordance with JHT's proxy voting policies and guidelines, which policies and guidelines incorporate the subadviser's own internal proxy voting policies and guidelines.

          CONFIDENTIALITY OF PORTFOLIO HOLDINGS. The subadviser is required to treat JHT Fund portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.

          COMPLIANCE POLICIES. The subadvisory agreement provides that the subadviser will provide the Adviser with the subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Advisers Act and that, throughout the term of the agreement, the subadviser will provide the Adviser with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Adviser may reasonably request to enable JHT to comply with Rule 38a-1 under the 1940 Act.